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A PARTNERSHIP OF INCORPORATED PROFESSIONALS                     AMISANO HANSON
                                                         CHARTERED ACCOUNTANTS







                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 amendment No. 7 of our report dated March 17, 2006, relating to the financial statements of Sunergy, Inc., as of December 31, 2005 and 2004 and the reference to our firm as experts in the Registration Statement.





Vancouver, Canada                                           "Amisano Hanson"
August 11, 2006                                       CHARTERED  ACCOUNTANTS




Suite 604 - 750 West Pender Street                    Telephone: 604-689-0188
Vancouver Canada                                      Facsimile: 604-689-9773
V6C 2T7                                               E-MAIL: amishan@telus.net